 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2015

Date of Report (Date of earliest event reported)

GLOBAL RESOURCE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-157558	68-0677348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd., Suite D-172 Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

(702) 943-0325

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

x	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
x	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective October 5, 2015, Global Resource Energy Inc.’s, a Nevada Corporation (the “Company”) majority shareholders voted to remove Mr. Phil Plumley as President, Secretary and Treasurer. Simultaneously Mr. Randy Hatch was appointed as a member of the Board of Directors. The removal of Mr. Plumley was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

The next day, October 6, 2015, Mr. Randy Hatch (age 57) was appointed as President, Secretary, Treasurer and member of the Board of Directors.

Biographies

Randy Hatch

Mr. Hatch has over 35 years in the transportation and logistics industry, holding positions in sales and operations. Mr. Hatch began his career in transportation in the mid 1970’s with Interstate Freight System where he ultimately became General Manager/Vice President for the eastern region.

Although Mr. Hatch has been semi-retired for the last six (6) years, he has worked with several companies (UPS, YRC Worldwide) from 2008 through 2013, as an independent consultant to improve recruiting, retention and contractor relations’ issues. Mr. Hatch’s experience also includes serving as President of RLH Trucking and Transportation.  Some of Mr. Hatch’s former roles have been sales management and systems improvement which included pricing and yield management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL RESOURCE ENERGY, INC.

DATE: October 6, 2015		/s/ Randy Hatch
Randy Hatch
President